                                                                     EXHIBIT 4.1

NEITHER THIS DEBENTURE NOR THE COMMON STOCK INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS.

                            TERREMARK WORLDWIDE, INC.

          13% SUBORDINATED CONVERTIBLE DEBENTURE DUE DECEMBER 31, 2005

         This 13% SUBORDINATED CONVERTIBLE DEBENTURE (the "Debenture"), is made and entered into as of the later of the dates set forth on the execution page below, by and between Terremark Worldwide, Inc., a Delaware corporation (the "Company") and the investor or investors as set forth on the execution page below, or their registered assigns as recorded in the Company's books (the "Investor").

                                R E C I T A L S:

         A. The Company desires to obtain financing for its capital needs through the issue and sale of debentures convertible into shares of the Company's common stock, par value $.001 (the "Common Stock").

         B. The Company desires to sell and the Investor desires to buy this Debenture.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for the purpose of defining the terms and provisions of this Debenture, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         1. OFFERING; EQUAL RANK. This Debenture is one of a duly authorized issue of debentures of the Company being offered as a part of an offering consisting of the sale of debentures in an aggregate principal amount of not less than $5 million and not greater than $100 million (with the right of the Company to increase to $150 million), and individually in uneven denominations, all of which are of like date and maturity, except as to those variations as are necessary to express the number, principal amount and payee of each debenture (the "Offering"). All debentures of this issue rank equally and ratably without priority over one another.

         2. PRINCIPAL AND INTEREST. The Company will pay the principal amount set forth on the execution page below (the "Principal") on December 31, 2005 (the "Principal Payment Date") to the Investor registered on the books of the Company as of the close of business on (i) the date immediately preceding the Principal Payment Date or, in the alternative, (ii) the date immediately preceding the Principal Payment Date which in the State of Florida is not a holiday and a day on which banks are authorized to close (the "Principal Record Date").

         The Debentures will bear interest at the rate of 13% per annum (the "Interest"), which will be paid quarterly, beginning March 31, 2001, and thereafter on each June 30, September 30, December 31, and March 31 until the outstanding principal amount of this Debenture has been paid in full (individually, an "Interest Payment Date," collectively, the "Interest Payment Dates," and the Interest Payment Dates together with the Principal Payment Date, the "Payment Dates") to the Investor registered on the books of the Company (the "Holder") as of the close of business on (i) the date immediately preceding the Interest Payment Date, or, in the alternative, (ii) the date immediately preceding the Interest Payment Date which in the State of Florida is a Business Day (as hereafter defined) if the date specified in (i) is not a Business Day (collectively, the "Interest Record Dates"). Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes hereof, the term "Business Day" shall mean any day which is not a Saturday, Sunday or day on which banks in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

         3. METHOD OF PAYMENT. The Company will pay Principal and Interest (i) in money of the United States that at the time of payment is legal tender for payment of public and private debts or (ii) by its check payable in such money mailed to the Investor's registered address as reflected in the Company's books. If the Payment Dates are other than Business Days, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         4. CONVERSION.

                  (a) The Holder shall have the right, from time to time at any time prior to the payment of the outstanding principal of this Debenture, or redemption of this Debenture, to convert the entire unpaid principal amount of this Debenture together with accrued but unpaid interest (or any portion of such amounts which is $50,000 or an integral multiple thereof), into that number of fully paid and non-assessable shares of Common Stock equal to the aggregate principal amount of (and accrued but unpaid interest on) this Debenture being converted, as of the Date of Conversion (as defined below), divided by the Conversion Price set forth below. Upon any such conversion, the Company shall pay to the Holder all accrued and unpaid interest on the principal amount of this Debenture so converted to the extent such interest is not converted.

                  (b) In order to convert this Debenture, the accrued but unpaid interest hereon or a portion thereof, into shares of Common Stock, the Holder must telecopy or otherwise deliver prior to 5:00 p.m., Eastern Time, on any Business Day, a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A (the "Notice of Conversion") to the

Company at its principal office, which notice shall specify the amount to be converted on the date the Notice of Conversion is delivered to the Company (the "Date of Conversion") together with a copy of the Schedule of Conversion in the form attached hereto as Exhibit B, duly completed as appropriate. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder based on the closing price of the Common Stock on the last trading day prior to the Date of Conversion.

                  (c) The Company shall issue and deliver, within 15 Business Days after delivery to the Company of the Notice of Conversion, to the Holder or to the nominee of such Holder, at the address of the Holder on the books of the Company or as otherwise directed by such Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

                  (d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the principal amount of this Debenture and all interest which would accrue thereon through the Principal Payment Date; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (e) Following any conversion, the principal amount of this Debenture shall be reduced in an amount equal to the portion so converted. Appropriate adjustments shall be made on the records of the Company.

                  (f) The conversion price (the "Conversion Price") per share of Common Stock shall be equal to 120% of the average Market Price of the Common Stock for the twenty trading days preceding the date of the closing with respect to this Debenture and is agreed to be the amount set forth on the signature page of this Debenture, subject to adjustment from time to time, pursuant to the provisions set forth below. For the purposes of this Section 4(f), "Market Price" shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in the case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange (A) the last transaction price for the Common Stock on The Nasdaq Stock Market ("Nasdaq") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the National Association of

Securities Dealers, Inc. (the "Bulletin Board"), or (C) if the shares of Common Stock are not quoted on Nasdaq or on the Bulletin Board, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading day or days the shares of Common Stock are not quoted by any such organization, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of the Company.

                  In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company's capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation), the Conversion Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall, simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution, be proportionately adjusted to equal the product obtained by multiplying the Conversion Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) prior to such combination, subdivision, reclassification or dividend, and the denominator of which is that number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend.

                  For purposes of this Debenture, "on a fully diluted basis" means that all outstanding options or rights to subscribe for shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged.

                  (g) If, prior to the conversion of the entire principal amount of this Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, sale of all or substantially all of the Company's assets, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, then the Holder shall thereafter have the right to purchase and receive upon conversion of this Debenture (or the conversion of the accrued and unpaid interest hereon), upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of this Debenture held by such Holder had such merger, consolidation, exchange of shares, recapitalization, sale of all or substantially all of the assets or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                  (h) No adjustment of the Conversion Price shall be made in an amount less than $.05 per share. Upon any adjustment of the Conversion Price, then and in each case the Company shall give written notice thereof, by first class mail, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the methods of calculation and the facts upon which such calculation is based.

                  (i) The Company will use its commercially reasonable efforts to register and list the shares of Common Stock issued upon conversion as more fully set forth in the Subscription Agreement pursuant to which this Debenture was issued. Notwithstanding the foregoing, no transfer of the Common Stock issuable upon conversion pursuant to this Section 4 shall be permitted prior to December 31, 2001. For the purposes of this Debenture, the term "Transfer" shall include any direct or indirect sale, assignment, pledge, encumbrance or other granting of an interest in the shares of Common Stock.

         5. PAYING AGENT AND REGISTRAR. The Company, or a subsidiary or affiliate thereof, shall act as authenticating agent, paying agent, and registrar. The Company may engage a third party to act as authenticating agent, paying agent, or registrar without notice.

         6. SUBSCRIPTION AGREEMENT. The Company issued the Debenture in connection with that certain Subscription Agreement dated as of the later of the dates set forth on the execution page below between the Company and the Investor (the "Subscription Agreement"). The Debenture is subject to all the terms of the Subscription Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of Subscription Agreement and the Debenture, the terms of the Subscription Agreement shall control.

         7. SUBORDINATION.

                  (a) The indebtedness evidenced hereby and any and all modifications, restatements, refinancings and renewals thereof, together with any and all interest accrued or to accrue hereon is hereby subordinated to the payment of the Senior Indebtedness (as hereafter defined). Upon any distribution of any assets of the Company, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, the Senior Indebtedness shall be entitled to receive a payment in full prior to the payment of all or any part of the indebtedness evidenced hereby. To enable the holders of the Senior Indebtedness to assert and enforce their rights in any such proceeding or upon the happening of any such event, the holders of the Senior Indebtedness or any persons whom the holders of the Senior Indebtedness may designate are hereby irrevocably appointed attorney in fact for the undersigned with full power to act in the place and stead of the undersigned, including the right to make, present, file and vote such proofs of claim against the Company on account of all or any part of the indebtedness evidenced hereby as the holders of the Senior Indebtedness may deem advisable and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness.

                  (b) Notwithstanding the foregoing, so long as the Company is not in default under any of its obligations of payment or performance under the Senior Indebtedness, the Holder of this Debenture shall not be prohibited from receiving payments of interest and payment of principal as provided herein.

                  (c) In the event any payments are made by the Company to the Holder of this Debenture or any amounts are received by the Holders of this Debenture contrary to the provisions of this Debenture, the Holders of this Debenture will promptly remit said payments or amounts to the holders of the Senior Debt.

                  (d) For the purposes of this Section, the term "Senior Indebtedness" shall mean trade credit, project and equipment financing and any financing provided by a commercial bank.

         8. DEMAND FOR EARLY PAYMENT. By notice given no earlier than January 1, 2003 and no later than January 31, 2003, the Holder shall have the right to demand repayment of this Debenture, together with all accrued but unpaid interest, on March 31, 2003. All rights to convert this Debenture pursuant to
Section 4 shall cease upon the giving of such notice. In the event that the Company elects to redeem this Debenture after the date of notice by the Holder pursuant to this Section 8, the provisions of Section 9 shall not be applicable to this Debenture.

         9. REDEMPTION.

                  (a) This Debenture will be redeemable, at the Company's option, in whole but not in part, at any time or from time to time (the "Redemption Date") by giving not less than 15 nor more than 60 days' prior notice mailed by first-class mail to the Holder's last address as it appears the books of the Company, and by delivering accrued and unpaid Interest, if any, calculated on a pro rata basis up to the Redemption Date on the Redemption Date, plus the amount of Principal the Company wishes to redeem, in the manner described in Paragraph 3 -- Method of Payment. On and after the Redemption Date, interest shall cease to accrue on the Principal, unless the Company defaults in the payment of the Redemption Price.

                  (b) In the event that the Company exercises its right to redeem this Debenture, the Holder shall have the option to either receive (i) the redemption price (expressed as percentages of principal amount) if redeemed during the indicated calendar years or (ii) the unpaid principal balance of this Debenture at par and a Warrant, on the terms and subject to the conditions described below. The Holder must advise the Company of its election not later than 10 days prior to the Redemption Date.

                  (c) If the Holder elects a cash payment, it shall receive the following redemption prices:

           Year                  Redemption Price
           ----                  ----------------
           2001                        105%
           2002                        104%
           2003                        103%
           2004                        102%
           2005                        100%

                  (d) If the Holder elects to receive a Warrant, the Company shall cause to be issued a Warrant, substantially in the form attached to the Warrant Agreement attached hereto as Exhibit C (which the Company will execute at the time of issuance of the Warrants), to the Holder. The Warrant will entitle the holder of the Warrant to purchase such number of shares of Common Stock as shall be equal to ten percent (10%) of the principal amount of the Debenture redeemed. The Warrant shall be exercisable at any time prior to 5:00 p.m. Miami, Florida time on December 31, 2005 and shall be exercisable at a price per share of Common Stock equal to the Conversion Price (subject to adjustment in the same manner as the Conversion Price).

                  (e) In order to receive a Warrant, the Holder shall be required to represent and warrant to the Company that the Holder's receipt of a Warrant does not require registration of such transaction under any applicable securities laws and to further agree that it will take no action which would require such registration with respect to the Warrants or the shares of common stock issuable upon its exercise.

                  (f) The Company shall use commercially reasonable efforts to cause to be effective, as soon as reasonably possible, a registration statement under the Securities Act, to permit the resale of the shares of Common Stock issuable upon exercise of the Warrant, as more fully set forth in the Warrant Agreement.

                  (g) Notwithstanding the provisions of (f) above, no Transfer of the Common Stock issuable upon exercise of the Warrants shall be permitted prior to December 31, 2001.

         10. DENOMINATIONS; TRANSFER; EXCHANGE. The Investor may register the transfer or exchange of the Debenture by submitting to the registrar of the Company (the "Registrar") the following completed documents: (i) the Assignment Form attached as EXHIBIT D and (ii) the Letter Regarding Transfer to Accredited Investor attached as EXHIBIT E. The Registrar may require the Investor, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Subscription Agreement. The Registrar need not register the transfer, or exchange the Debenture, if the Debenture is selected for redemption.

         11. PERSONS DEEMED OWNERS. The Investor shall be treated as the owner of the Debenture for all purposes.

         12. AMENDMENT; SUPPLEMENT; WAIVER. The Debenture may be amended or supplemented with the consent of the investors of at least a majority in aggregate principal amount of the Offering, such aggregate principal amount to be equal to the sum of the value at maturity of all the debentures of the Offering then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Investors of at least a majority in principal amount at maturity of the debentures then outstanding (the "Quorum Investors"). Without notice to or the consent of any Investor, the Company may amend or supplement the Subscription Agreement or the Debenture to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Investor.

         13. SUCCESSOR PERSONS. Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Subscription Agreement and the Debenture the predecessor person will be released from those obligations.

         14. DEFAULTS AND REMEDIES. The following events constitute "Events of Default": (a) the Company's default, which continues for a period of at least ten (10) days, in the payment of Principal under, or Interest on, this Debenture when the same becomes due and payable upon redemption or otherwise, whether or not such payment is prohibited by the subordination provisions herein; (b) the Company's default in the performance of any covenant set forth in Section 7 of the Subscription Agreement and which default continues for a period of 15 consecutive days after written notice by the Quorum Investors; (c) the Company's default in the performance of, or other breach of any covenant or agreement of the Company in, the Subscription Agreement or the Debenture, and such default or breach continues for a period of 30 consecutive days after written notice by the Quorum Investors; (d) any final judgment or order against the Company (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) and which is not paid or discharged, or if there shall be any period of 60 consecutive days following the entry of a final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company to exceed $1,000,000, and which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company for all or substantially all of the property and assets of the Company or (iii) the winding up or liquidation of the affairs of the Company and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order of relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors.

         If an Event of Default occurs and is continuing, the Quorum Investors, by written notice to the Company may declare the accreted Interest, if any, on the debentures, including the Debenture, to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the accreted Interest automatically becomes due and payable. The Quorum Investors may not enforce the Subscription Agreement or the Debenture, except as provided in said documents.

         IN WITNESS WHEREOF, the undersigned has executed this Debenture in the principal amount and on the date set forth below:

ISSUER:

TERREMARK WORLDWIDE, INC.


By:
    ----------------------------------
Print Name:
            --------------------------
Title:
       -------------------------------

NAME AND ADDRESS OF INVESTOR:

                                                                 Debenture No.__
---------------------------------------

---------------------------------------

---------------------------------------

---------------------------------------





Debenture Principal Amount $
                            -----------


Date of Issuance:                , 2001
                 ----------------

Conversion Price: $
                   --------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

         The undersigned irrevocably elects to convert $[___________] of the principal amount of, and accrued but unpaid interest on, the 13% Subordinated Convertible Debenture due December 31, 2005 (the "Debenture") into [_________] shares of Common Stock (the "Common Stock") of Terremark Worldwide, Inc. (the "Company") according to the conditions set forth in the Debenture as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable upon conversion shall be made pursuant to the registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

Date of conversion:

Signature:

Name:

Address:






                                  Exhibit A-1

                                    EXHIBIT B

                             SCHEDULE OF CONVERSION

         The following exchanges of a part of this Debenture for shares of Common Stock have been made:



                Amount of
                 Decrease     Principal Amount
               in Principal   of this Debenture   Accrued but
 Date of         Amount          Following       Unpaid Interest   Signature of
Conversion  of this Debenture  such Conversion      Converted         Holder
----------  -----------------  ---------------   ---------------  --------------





                                  Exhibit B-1

                            TERREMARK WORLDWIDE, INC.

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Warrant Agreement") is made and entered into as of the date set forth on the execution page below, by and between Terremark Worldwide, Inc., a Delaware corporation (the "Company"), the investor or investors as set forth on the execution page(s) below, or their registered assigns as recorded in the Company's books (the "Investor"), and the Warrant Agent, in the event the Company designates a warrant agent pursuant to Section 13 hereof (the "Warrant Agent").

                                R E C I T A L S :

         A. The Company has issued its 13% Subordinated Convertible Debentures due December 31, 2005 (the "Debentures").

         B. The Company has redeemed the Debentures prior to their stated maturity and has agreed to issue warrants for the purchase of shares of the Company's common stock, par value $.001 (the "Common Stock") in connection with such redemption in an amount as is equal to 10% of the principal amount of the Debentures redeemed, each as set forth in the Warrant Certificate, attached hereto as EXHIBIT I (the "Warrants") pursuant to this Warrant Agreement.

         C. The Company will act, or in the event it designates a Warrant Agent, the Warrant Agent will act on behalf of the Company, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants, representations, warranties and agreements set forth herein, and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Corporate Office" shall mean the office at which at any particular time the Company's principal business shall be administered, or in the case a Warrant Agent is designated, the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered.

                  (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Company, or the Warrant Agent, as the case may be, shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed


                                  Exhibit C-1
by the Investor or his attorney duly authorized in writing, and (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                  (c) "Initial Warrant Exercise Date" shall mean the date of redemption of the Debenture to which the Warrant relates.

                  (d) "Market Price" shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in the case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange (A) the last transaction price for the Common Stock on The Nasdaq Stock Market ("Nasdaq") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "Bulletin Board"), or (C) if the shares of Common Stock are not quoted on Nasdaq or on the Bulletin Board, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading day or days the shares of Common Stock are not quoted by any such organization, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of the Company.

                  (e) "Purchase Price" shall mean the Conversion Price of the Debenture to which the Warrant relates, which is agreed to be the amount set forth on the signature page of the Warrant Certificate, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

                  (f) "Investor" shall mean the person or entity listed on
EXHIBIT I hereto or in whose name any certificate representing Warrants shall be registered on the books maintained by the Company or the Warrant Agent pursuant to Section 6.

                  (g) "Offering" shall mean the purchase and sale of the Debentures in an aggregate principal amount not less than $10 million and not greater than $100 million with the right to increase the Offering to $150 million.

                  (h) "Underlying Share(s)" means the Common Stock which may be purchased upon exercise of the Warrants.

                  (i) "Warrant Expiration Date" shall mean 5:00 P.M. (Miami time) on December 31, 2005. Upon notice to all warrantholders, the Company shall have the right to extend the Warrant Expiration Date.



                                   Exhibit C-2

         SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

                  (a) The Company hereby confirms that the Warrants entitle the Investor to purchase a number of shares of the Common Stock of the Company equal to ten percent (10%) of the principal dollar amount of the Debenture redeemed, and any right to fractional shares shall be governed by Section 9 herein. A Warrant shall initially entitle the Investor to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

                  (b) From time to time, up to the Warrant Expiration Date, the Company or the Warrant Agent, as the case may be, shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Warrant Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder; (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Investor; (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and
(v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (A) any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (B) other modifications approved by the Investor in accordance with Section 14 hereof.

         SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as EXHIBIT I (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal.

                  (c) The Warrant Certificates will carry the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES



                                  Exhibit C-3

         ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE `BLUE SKY' OR SIMILAR SECURITIES LAWS."

         SECTION 4. EXERCISE.

                  (a) Upon the terms and subject to the conditions set forth herein and in the Warrant Certificate, the Warrants may be exercised by the Investor at the time provided, however, that any shares of Common Stock issued may not be transferred prior to December 31, 2001. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date.

                  (b) In order to exercise this Warrant, in whole or in part, the Investor shall deliver to the Company the Warrants for the number of Underlying Shares being purchased and:

                           (i) cash or a check in an amount equal to the then aggregate Purchase Price at the Corporate Office; or

                           (ii) at the election of the Investor, Warrants may be exercised through a cashless exercise, by the Investor delivering notice of such election to the Company together with the Warrants being exercised and an additional number of Warrants or shares of outstanding Common Stock constituting payment for such exercise (as the case may be, "Payment Warrants" or "Payment Stock"). The cash equivalent of the Payment Warrants and/or Payment Stock being delivered shall be computed by subtracting the Purchase Price of an Underlying Share from the Market Price of Common Stock.

                  (c) As soon as practicable on or after the Exercise Date, the Company, or the Warrant Agent, as the case may be, shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Investor).




                                  Exhibit C-4

         SECTION 5. RESERVATION OF SHARES; PAYMENT OF TAXES; ETC.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue hereof (other than those which the Company shall promptly pay or discharge).

                  (b) The Company will use commercially reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Investor in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; PROVIDED, HOWEVER, that if the shares of Common Stock are to be delivered in a name other than the name of the Investor representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company or the Warrant Agent the amount of transfer taxes or charges incident thereof, if any.

         SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER.

                  (a) Subject to the restrictions on transfer contained in the Warrant Certificates, Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company, or the Warrant Agent, as the case may be, at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Investor making the exchange shall be entitled to receive.

                  (b) The Company, or the Warrant Agent, as the case may be, shall keep at its office books in which it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice.

                  (c) The Company may require payment by such Investor of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (d) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent, if one shall be serving, may deem and treat the Investor as the absolute



                                  Exhibit C-5
owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent, if one shall be serving, of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent, if one shall be serving, shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Investor in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS. The type and number of securities of the Company issuable upon exercise of this Warrant and the Purchase Price are subject to adjustment as set forth below:

                  (a) The Purchase Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number or character of outstanding shares of the Common Stock.

                  (b) In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization shall receive, in lieu of the Common Stock issuable upon exercise of the Warrants, prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.

                  (c) In case of any adjustment in the Purchase Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

         SECTION 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise



                                  Exhibit C-6
of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Investor an amount in cash equal to such fraction multiplied by the current Market Price of such fractional share.

         SECTION 10. REGISTRATION RIGHTS AND LISTING.

                  (a) The Company shall use its commercially reasonable efforts to cause to be effective prior to December 31, 2001, a registration statement under the Securities Act, to permit the resale of the Underlying Shares by a holder thereof. The Company shall use its commercially reasonable efforts to cause such registration statement to remain effective until the earlier to occur of (i) the expiration of the time period referred to in Rule 144(k) under the Securities Act with respect to all beneficial holders of the Underlying Shares other than affiliates of the Company and (ii) such time as all the restricted Underlying Shares covered by any registration statement have been sold or are otherwise freely tradable without registration under the Securities Act.

                  (b) In connection with the foregoing, the Company will:

                           (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective.

                           (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the holder of such securities shall desire to sell the same.

                           (iii) Furnish to holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as holder may reasonably request in order to facilitate the sale of the Underlying Shares owned by holder.

                           (iv) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the holder shall reasonably request, and do such reasonable acts and things as may be required in such jurisdiction; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.

                           (v) Furnish at the request of holder, on the date that such Underlying Shares are delivered to the underwriters for sale pursuant to an underwritten registration


                                  Exhibit C-7
         or, if such Underlying Shares are not being sold through underwriters, on the date that the registration statement with respect to such Underlying Shares becomes effective, an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if the Underlying Shares are not being sold through underwriters, then to the holder, stating that such registration statement has become effective under the Securities Act and that (a) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (b) the registration statement, the related prospectus and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein), (c) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereof, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments or a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as holder may reasonably request.

                  (c) All of the expenses incurred in complying with the foregoing, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws or any jurisdictions shall be paid by the Company.

                  (d) The Company shall also use its commercially reasonable efforts to cause such Underlying Shares to be listed on the American Stock Exchange or such other principal national securities exchange on which the shares of Common Stock are then listed or if the shares are not so listed, on The Nasdaq Stock Market, if the shares are then listed on such market prior to December 31, 2001.

         SECTION 11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants, shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of



                                  Exhibit C-8

Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 12. RIGHTS OF ACTION. All rights of action with respect to this Warrant Agreement are vested in the respective Investor in the Warrants, and the Investor, without consent of the Warrant Agent or the holder of any other Warrant, may, on his or her own behalf and for his or her own benefit, enforce against the Company his right to exercise his or her Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and the Warrant Agreement.

         SECTION 13. CONCERNING THE WARRANT AGENT. The Company reserves the right to designate a Warrant Agent.

         The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and records (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office during normal business hours.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Warrant Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in



                                  Exhibit C-9
reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Warrant Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement instruction, request, direction, order or demand believed by it to be genuine.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Investor at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company may choose to perform the duties of the Warrant Agent itself or can appoint a new warrant agent. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Investor.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Warrant Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Investor.




                                  Exhibit C-10

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 14. MODIFICATION OF AGREEMENT. The parties hereto may by supplemental agreement make any changes or corrections in this Warrant Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Warrant Agreement resulting from an increase in the size of the Offering; and (iii) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Investor, other than such changes as are specifically prescribed by this Warrant Agreement as originally executed.

         SECTION 15. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Investor, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 2601 S. Bayshore Drive, Miami, Florida, 33133, Attention: Brian Goodkind, Executive Vice President and Chief Operating Officer; and if to the Warrant Agent, at its corporate office.

         SECTION 16. GOVERNING LAW. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

         SECTION 17. BINDING EFFECT. This Warrant Agreement shall be binding upon and inure to the benefit of the Company, the Investor and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 18. TERMINATION. This Warrant Agreement shall terminate on the earlier to occur of (i) the close of business on the Expiration Date of the Warrants; or (ii) the date upon which all Warrants have been exercised.

         SECTION 19. COUNTERPARTS. This Warrant Agreement may be executed in several counterparts, which taken together shall constitute a single document.



                                  Exhibit C-11

         IN WITNESS WHEREOF, the undersigned have executed this Warrant Agreement on the dates set forth below:

THE COMPANY:                          INVESTOR:

TERREMARK WORLDWIDE, INC.             IF THE  INVESTOR IS MORE THAN ONE
                                      INDIVIDUAL, THEN ALL INDIVIDUALS
                                      MUST SIGN:

                                      ------------------------------------------
                                      (Type or print name of beneficial owner)
By:
   ----------------------------       -----------------------------------------
Print Name: ___________________       Signature of prospective purchaser
Title:_________________________
                                      -----------------------------------------
                                      Social Security Number

Date:                    , 200_       -----------------------------------------
      -------------------             (Type or print name of additional
                                      purchaser)

                                      ----------------------------------------
                                      Signature of spouse, joint tenant, tenant in common or other signature, if required

                                      -----------------------------------------
                                      Social Security Number

                                      IF THE PURCHASER IS A CORPORATION,
                                      PARTNERSHIP OR OTHER ENTITY:

                                      -----------------------------------------
                                      (Name of Entity - Please Print)

                                      -----------------------------------------
                                      Taxpayer Identification Number

                                      -----------------------------------------
                                      By:
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------




                                  Exhibit C-12

                         EXHIBIT I TO WARRANT AGREEMENT

                               WARRANT CERTIFICATE             WARRANT NO. _____

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS.

                            TERREMARK WORLDWIDE, INC.

                               WARRANT CERTIFICATE

         This certifies that FOR VALUE RECEIVED the investor or investors as set forth below, or their registered assigns as recorded in the Company's books (the "Investor") is the owner of the number of Warrants ("Warrants") specified below. Each Warrant initially entitles the Investor to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value per share ("Common Stock"), of Terremark Worldwide, Inc., a Delaware corporation (the "Company") at any time commencing as of the dates set forth in the Warrant Agreement and ending at 5:00 p.m., Miami time, on the Warrant Expiration Date as defined in the Warrant Agreement (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Subscription Form, attached hereto as SCHEDULE A, duly executed, at the corporate office of the Company or warrant agent appointed by the Company or any successor to such warrant agent (the "Warrant Agent"), accompanied by payment as required pursuant to the Warrant Agreement (the "Warrant Agreement") between the Company and the Investor.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company. In the event that the Company designates a Warrant Agent, the Investor hereof consents to any amendment to the Warrant Agreement made in connection with such appointment.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Investor, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Company or the Warrant Agent shall countersign, for the balance of such Warrants.

         If the Expiration Date shall, in the State of Florida, be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (Miami time) the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to close. The Company may at its election, extend the Expiration Date.

         This Warrant Certificate is exchangeable upon the surrender hereof by the Investor at the corporate office of the Company or the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Investor at the time of such surrender. This Warrant Certificate is transferable upon the Investor's due presentment of (i) completed SCHEDULE B and (ii) payment for any tax or other governmental charge imposed for registration or transfer of this Warrant Certificate, at which time the Company shall issue a new Warrant Certificate or Warrant Certificates representing an aggregate number of Warrants equal to the number previously registered in the name of the Investor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Investor shall not be entitled to the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Investor as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

_________ Warrants                      INVESTOR:

Purchase Price $                        IF THE  INVESTOR IS MORE THAN ONE
                ------------            INDIVIDUAL, THEN ALL INDIVIDUALS
                                        MUST SIGN:
Date: ----------------------
                                        ----------------------------------------
                                        (Type or print name of beneficial owner)

                                        ----------------------------------------
                                        Signature of prospective purchaser

                                        ----------------------------------------
ISSUER:                                 Social Security Number

                                        ----------------------------------------
TERREMARK WORLDWIDE, INC.               (Type or print name of additional
                                        purchaser)

                                        ----------------------------------------
By:________________________________     Signature of spouse, joint tenant,
                                        tenant in common or other signature, if
Print Name: _______________________     required

Title:_____________________________     ________________________________________
                                        Social Security Number

                                        IF THE PURCHASER IS A CORPORATION,
                                        PARTNERSHIP OR OTHER ENTITY:

                                        ----------------------------------------
                                        (Name of Entity - Please Print)

                                        ----------------------------------------
                                        Taxpayer Identification Number

                                        ----------------------------------------
                                        By:  ___________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                        SCHEDULE A TO WARRANT CERTIFICATE

                                SUBSCRIPTION FORM

                         TO BE EXECUTED BY THE INVESTOR
                          IN ORDER TO EXERCISE WARRANTS

         The undersigned Investor hereby irrevocably elects to exercise ______ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                         ------------------------------
                         ------------------------------
                         ------------------------------
                         ------------------------------
                    [Please print or type name and address.]

and delivered to


                         ------------------------------
                         ------------------------------
                         ------------------------------
                         ------------------------------
                     [Please print or type name and address.]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Investor at the address stated below.

The undersigned either tenders payment in full or, pursuant to the terms of the attached Warrant, exercises its right to convert the right to acquire shares into _______, duly and validly authorized and issued, fully-paid and non-assessable shares of the Company without further payment. The fair market value used for purposes of this calculation was $_______ (determined in accordance with the procedures specified in Section 4(b)(ii) of the Warrant Agreement).

Taxpayer Identification Number


--------------------------------------------
Signature Guaranteed




                                  Schedule A-1

                        SCHEDULE B TO WARRANT CERTIFICATE

                                   ASSIGNMENT

                         TO BE EXECUTED BY THE INVESTOR
                           IN ORDER TO ASSIGN WARRANTS

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto:

                       ----------------------------------
                       ----------------------------------
                       ----------------------------------
                       ----------------------------------

             [Please print or type name and address and social security or other identifying number.]

________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_________________________________ ____________________________________ Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:___________________

X_______________________

Signature Guaranteed

-------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.



                                  Schedule B-1

                                    EXHIBIT D

                                 Assignment Form

         To assign the Debenture, fill in the form below: (I) or (We) assign and transfer the Debenture to:



--------------------------------------------------------------------------------
                  (Insert Assignee's Soc. Sec. Or Tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer the Debenture on the books of the Company. The agent may substitute another to act for him.


Date:                                Your Signature:
     -----------------------------                  ----------------------------
                                           (Sign exactly as your name appears
                                           on the other side of the Debenture)


Signature Guarantee:
                     -----------------------------------------------------------
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar).



                                  Exhibit D-1

                                    EXHIBIT E

               Letter Regarding Transfers to Accredited Investors

                                                          ---------------, -----


Terremark Worldwide, Inc.
2601 S. Bayshore Drive
Miami Beach, FL 33133
Attention:    ___________


         Re:      TERREMARK WORLDWIDE, INC.
                  13% SUBORDINATED CONVERTIBLE DEBENTURE DUE DECEMBER 31, 2005

Ladies and Gentlemen:

         In connection with our proposed purchase of the 13% Subordinated Convertible Debenture due December 31, 2005 dated as of the later of the dates set forth on the execution page between Terremark Worldwide, Inc. (the "Company") and the investor named on the execution page of the Debenture (the "Investor") (the "Debenture"), we confirm that:

         1. We understand that any subsequent transfer of the Debenture is subject to certain restrictions and conditions set forth in the Subscription Agreement dated as of the later of the dates set forth on the execution page of the Debenture between the Company and the Investor (the "Subscription Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debenture except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Debenture has not been registered under the Securities Act, and that the Debenture may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that we will not, within the time period referred to in Rule 144(k) under the Securities Act as in effect on the date of transfer of the Debenture, resell or otherwise transfer the Debenture except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and we further agree to provide to any person to whom the Debenture is transferred a notice advising such transferee that resales of the Debenture are restricted as stated herein.

         3. We understand that, on any proposed resale of the Debenture, we will be required to furnish to the Company, such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We acknowledge that the Company will rely upon the truth and accuracy of such


                                  Exhibit E-1
information. We further understand that the Debenture purchased by us will bear a legend to the foregoing effect.

         4. We are an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         5. We are acquiring the Debenture purchased by us for our account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion. We are not acquiring the Debenture with a view toward distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

         The Company is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                           ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                                  Exhibit E-2